UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022 (March 17, 2022)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE	30328
Building 400, Suite 1700	(Zip Code)
Atlanta, Georgia
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 391-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 17, 2022, subsidiaries of Veritiv Corporation (the “Company”), Paper Corporation of North America (“Seller”), Veritiv Canada, Inc. (“Veritiv Canada”) and, solely for purposes of Section 8.9 (and Article I and Article XI to the extent applicable to Section 8.9) of the Purchase Agreement (as defined herein), Veritiv Operating Company, entered into a definitive stock purchase agreement (the “Purchase Agreement”) with Imperial Dade Canada Inc. (“Buyer”) and Imperial Bag & Paper Co. LLC (the “Guarantor”) pursuant to which Buyer will acquire all of the outstanding common shares of Veritiv Canada from Seller for a purchase price of CAD $240 million (approximately US $190 million) in cash payable at closing, subject to certain customary adjustments set forth in the Purchase Agreement (as adjusted, the “Purchase Price”, and the transactions described in the Purchase Agreement, the “Transaction”). Veritiv Canada did not materially impact the Company’s consolidated Adjusted EBITDA or basic and diluted earnings per share for the year ended December 31, 2021.

The completion of the Transaction is subject to customary closing conditions, including, among others: (i) (a) the issuance to Buyer of an advance ruling certificate by the Commissioner of Competition (the “Commissioner”) under the Competition Act (Canada), as amended (the “Competition Act”) or (b) the waiting period under the Competition Act having expired or been terminated or the obligation to provide a pre-merger notification in accordance with the Competition Act being waived in accordance with the Competition Act, and Buyer receiving a letter from the Commissioner indicating that he does not intend to make an application under the Competition Act in respect of the transactions contemplated by the Purchase Agreement, (ii) the absence of any law restraining, enjoining or prohibiting the Transaction, (iii) the absence of any proceeding that would prevent or inhibit the consummation of the Transaction, (iv) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to customary materiality qualifiers), (v) the other party’s compliance with its covenants and agreements contained in the Purchase Agreement (subject to customary materiality qualifiers) and (vi) the delivery by the parties of certain customary closing deliveries, as specified in the Purchase Agreement.

The Buyer’s obligations under the Purchase Agreement are not conditioned on the receipt of financing. The Guarantor has guaranteed all payment and performance obligations of the Buyer under the Purchase Agreement, including Buyer’s obligation to pay the Purchase Price. The Purchase Agreement provides that the representations, warranties and covenants (other than those covenants that, by their terms, are to be performed after the closing) made thereunder will not survive the closing. Pursuant to the Purchase Agreement, the Company and its subsidiaries will be subject to a five-year non-compete with respect to the business operations previously conducted by Veritiv Canada in Canada, subject to limited exceptions.

The Purchase Agreement contains certain termination rights of the parties, including if (i) the closing of the Transaction has not occurred on or prior to July 30, 2022, (ii) the other party has breached its representations, warranties or covenants, subject to certain negotiated materiality qualifications and cure periods as set forth in the Purchase Agreement and (iii) any law or order that restrains, enjoins or prohibits the Transaction.

The foregoing description of the Purchase Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement contains representations, warranties and covenants by the parties thereto. The representations and warranties of each party have been made solely for the benefit of the other parties to the Purchase Agreement and may not be relied upon by any other persons (except to the extent expressly provided by the terms of the Purchase Agreement). In addition, the representations and warranties (i) have been qualified by confidential disclosures that the parties have made in connection with the execution of the Purchase Agreement, (ii) are subject to materiality standards set forth in, and established by, the Purchase Agreement, which may differ from materiality standards used in other contexts or by other persons and (iii) were made as of specific dates. Representations and warranties may be used for diligence purposes, to allocate risk among parties or to determine whether closing conditions have been satisfied or require waiver. Information regarding a party may also change after the date on which the representations and warranties were made. As a result, reference solely to the representations and warranties of a party outside the context of the confidential disclosures, and without reference to, or knowledge of, other qualifications or limitations set forth in the Purchase Agreement, should not necessarily be considered a statement of fact, current or prospective, about that party.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing the Transaction is furnished herewith as Exhibit 99.1. The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are included with this report:

Exhibit No.	Exhibit Description

2.1*	Stock Purchase Agreement, dated March 17, 2022, among Paper Corporation of North America, Veritiv Canada, Inc., solely for purposes of Section 8.9 (and Article I and Article XI to the extent applicable to Section 8.9) of the Purchase Agreement, Veritiv Operating Company, Imperial Dade Canada Inc. and Imperial Bag & Paper Co. LLC

99.1	Press Release, dated March 18, 2022, issued by Veritiv Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2022

VERITIV CORPORATION

/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary